Exhibit 99.1

PEOPLE’S UTAH BANCORP REPORTS SECOND QUARTER 2015 RESULTS

American Fork, Utah, July 28, 2015 – People’s Utah Bancorp (the “Company”) (Nasdaq: PUB) today announced results for the quarter ended June 30, 2015.

Consolidated net income for the second quarter of 2015 was $4.7 million compared to $3.1 million for the second quarter of 2014, an increase of 52.4%.  Earnings per share was $0.30 per diluted share compared to $0.20 per diluted share in the comparable quarter in 2014, an increase of 46.3%.

“We are quite pleased with our successful initial public offering last month and our second quarter 2015 operating results.  We have grown our loan portfolio 5.4%, increased deposits by 6.3% since year-end and continue to maintain our net interest margin above 4%,” said Richard Beard, President and Chief Executive Officer of People’s Utah Bancorp.

Second Quarter Highlights

Highlights of the second quarter of 2015 include:

•	Completed an initial public offering of 2.65 million common shares in June 2015 raising net proceeds after offering expenses of $34.8 million.

•	Net interest margin of 4.43%, an increase of 5 basis points compared to 4.38% for the second quarter of 2014.

•	Return on average common equity of 10.88% and return on average assets of 1.31%.

•	Gross loans grew 5.4% since year-end 2014 and increased 16.8% compared to the second quarter of 2014.

•	Deposits grew 6.3% since year-end 2014 and increased 10.1% compared to the second quarter of 2014.

•	Efficiency ratio of 60.29% as of the second quarter 2015 compared to 66.67% excluding merger-related expenses of $0.6 million in the second quarter of 2014.

•	Tangible book value per share of $11.51 as of June 30, 2015.

Earnings Summary

The increase in net income in second quarter 2015 compared to the second quarter of 2014 was due primarily to a $1.5 million increase in the net interest income after provision for loan losses, a $0.3 million increase in non-interest income, a $0.6 million decrease in non-interest expense and a $0.8 million increase in income tax expense.

Consolidated net income for the six months ended June 30, 2015 increased by 36.4% to $9.5 million compared to $6.9 million for the six months ended June 30, 2014. Diluted earnings per share increased to $0.61 per share for the six month period ended June 30, 2015 from $0.46 per share for the comparable six month period in 2014, an increase of 32.6%.

Return on average assets for the current quarter was 1.31% compared to 0.94% in the second quarter of 2014.  Return on average equity for the second quarter of 2015 was 10.88% compared to 8.13% in the corresponding quarter in 2014.  Future returns on average equity could be impacted by the additional $34.8 million of capital raised in the initial public offering last month.

Net Interest Income and Margin

Net interest income for the second quarter of 2015 increased $1.6 million compared to the second quarter of 2014, primarily due to an increase in interest income of $1.5 million driven primarily by a higher average balance of our loan portfolio, partially offset by lower loan yields. Average quarterly loan balances increased $148.3 million in the second quarter of 2015 compared to the same period in 2014. Additional increases in net interest margin in the second quarter of 2015 compared to the second quarter of 2014 were the result of slightly higher yields in average earning assets and lower cost of funds. Cost of funds on interest-bearing liabilities was 0.33% for the second quarter 2015 compared to 0.38% for the comparable quarter in 2014. As a result of these changes, net interest margin for the second quarter of 2015 grew to 4.43% compared to 4.37% in the second quarter of 2014.

Provision for Loan Losses

The $0.1 million increase in the provision for loan losses compared to the second quarter of 2014 was primarily due to the impact of higher loan growth offset by lower net charge-offs (annualized) of 0.04% of average loans in the second quarter of 2015 compared to 0.22% in the second quarter of 2014.

Non-interest Income

Non-interest income of $4.1 million for the second quarter of 2015 increased $0.3 million compared to the second quarter of 2014 largely due to higher mortgage banking income from a higher volume of mortgage loans originated and sold to investors during the quarter.

Non-interest Expense

Noninterest expense for the second quarter of 2015 decreased $0.6 million compared to the second quarter of 2014, primarily due to $0.6 million of merger–related expenses in 2014 which were not recurring in 2015. Excluding these merger-related expenses, non-interest expense for the second quarter of 2015 was essentially flat compared to the same quarter in 2014. Additional changes in the components of non-interest expense include an increase in personnel expenses of $0.3 million which was offset by a decrease of $0.3 million in OREO expenses resulting from lower OREO balances. Higher personnel expenses were driven primarily by higher incentive compensation expense and an increase of five average full-time equivalent employees for the second quarter of 2015 compared to the same quarter in 2014.

Income Tax Provision

Our effective tax rate for the six months ended June 2015 was 34.2% compared to 35.6% for the same period in 2014.  The tax rate decreased due primarily from an increase in the portion of nontaxable income to taxable income and certain tax credits.

Loans and Credit Quality

Gross loans increased 5.4% to $991.4 million as of June 30, 2015 from $940.4 million as of year-end 2014. Average loans for the second quarter 2015 increased from $829.0 million in the second quarter 2014 to $977.3 million.

At June 30, 2015, non-performing assets to total assets was 0.57% compared to 0.70% as of June 30, 2014.  The allowance for loan losses to loans was 1.56% at June 30, 2015 and 1.67% at June 30, 2014.

Investments Securities

Investment securities at the end of current quarter declined 10.7% to $314.2 million compared to $330.8 million at the end of the second quarter of 2014 as a result of continued strong loan growth. Our available-for-sale securities portfolio totaled $276.4 million at June 30, 2015 and our held to maturity securities portfolio was an amortized cost of $37.8 million at June 30, 2015.

Deposits

Our June 30, 2015 period-end deposits increased $116.6 million, or 10.1%, to $1.3 billion compared to June 30, 2014.  These increases were primarily due to growth of our client base and new customers. Our period-end non-interest-bearing deposits increased to $388.0 million, or 25.1%, while our interest-bearing deposits increased to $886.8 million, or 4.6%, from June 30, 2014.

Average interest-bearing deposits increased $42.8 million in the current quarter compared to the second quarter of 2014 and average non-interest bearing deposits increased $58.4 million compared to the second quarter of 2014.

Shareholders’ Equity

Shareholders’ equity increased to $201.6 million as of June 30, 2015 compared to $151.1 million as of June 30, 2014.  The increase resulted primarily from the successful initial public offering of 2.65 million common shares in June 2015 which provided net proceeds after offering expenses of $34.8 million, and net income during the intervening period net of cash dividends paid to shareholders.

Dividend

As previously announced on July 22, 2015, the Board of Directors declared a cash dividend of $0.06 per share, which represents 22.5% of net income for the quarter ended June 30, 2015.  The dividend will be payable to shareholders of record on August 3, 2015 and paid on August 14, 2015.   Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Merger of Bank Charters

Our two subsidiary banks, Bank of American Fork and Lewiston Stake Bank, have applied to the FDIC and Utah Department of Financial Institutions to merge the charters of the two banks.  The new amended charter will rename the combined bank to People’s Intermountain Bank (PIB) with Bank of American Fork and Lewiston State Bank continuing to do business as registered names of PIB.  Products and services will continue to be offered under the names of Bank of American Fork and Lewiston State Bank and we believe this merger of charters will allow the banks to improve efficiencies.

Conference Call and Webcast

Management will conduct a live conference call and webcast for investors, analysts and the public relating to the Company's results for the second quarter 2015 at 11:00 a.m. Eastern Time on Wednesday, July 29, 2015. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-317-6003 (international calls 412-317-6061) and the conference ID is 2827289.

To participate on the webcast, log on to: http://services.choruscall.com/links/pub150729.html.

If you are unable to participate during the live webcast, the call will be archived on our website, www.peoplesutah.com, or at the same URL above until August 26, 2015.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: (i) market and economic conditions (including the interest rate environment, levels of public offerings, mergers and acquisitions and venture capital financing activities) and the associated impact on us; (ii) the sufficiency of our capital, including sources of capital (such as funds generated through retained earnings) and the extent to which capital may be used or required; (iii) our overall investment plans, strategies and activities, including our investment of excess cash/liquidity; (iv) operational, liquidity and credit risks associated with our business; (v) deterioration of our asset quality; (vi) our overall management of interest rate risk; (vii) our ability to execute our strategy and to achieve organic loan and deposit growth; (viii) increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms; (ix) the adequacy of reserves (including allowance for loan and lease losses) and the appropriateness of our methodology for calculating such reserves; (x) volatility and direction of market interest rates; (xi) changes in the regulatory or legal environment; and (xiii) other factors that are discussed in the section titled “Risk Factors,” in our Registration Statement on Form S-1 filed with filed with the Securities and Exchange Commission in June 2015.

The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statement speaks only as of the date on which it is made, and we do not intend, or undertake any obligation to publicly update these forward-looking statements.

About People’s Utah Bancorp

People’s Utah Bancorp (“People’s) is the holding company for a family of community banks with 18 locations in two wholly–owned subsidiaries, Bank of American Fork and Lewiston State Bank. The banks have been serving their communities in Utah and southern Idaho for more than 100 years.  People’s is committed to preserving the community bank model with a full range of bank products and technologies. More information about the People’s family of community banks is available at www.peoplesutah.com.

Investor Relations Contact:
Wolfgang T. N. Muelleck
Executive Vice President/Chief Financial Officer
1 East Main Street
American Fork UT 84003
investorrelations@peoplesutah.com
Phone: 801-642-3998

PEOPLE’S UTAH BANCORP
SUMMARY FINANCIAL INFORMATION

	As of or Year-to-Date
(Dollars in thousands, except share data)	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014
Financial Condition Data:
Average loans	$963,058	$948,681	$861,785	$824,687
Average earning assets	1,337,886	1,329,324	1,250,156	1,219,110
Average total assets	1,407,788	1,391,076	1,331,291	1,298,411
Average shareholders’ equity	166,525	161,091	152,788	149,123

Selected Balance Sheet Financial Ratios:
Book value per share	$11.55	$11.07	$10.68	$10.27
Tangible book value per share	$11.51	$11.01	$10.63	$10.47
Non-performing assets to total assets	0.57%	0.45%	0.58%	0.70%
Allowance for loan losses to gross loans	1.56%	1.57%	1.59%	1.67%
Loans to Deposits	77.27%	77.62%	78.18%	73.06%

Asset Quality Data:
Non-performing loans	$8,429	$6,316	$7,864	$9,213
Non-performing assets	9,044	7,914	9,537	11,287
Net charge-offs	96	4	939	516

Capital Ratios:
Tier 1 leverage capital (1)	14.25%	11.63%	11.32%	11.51%
Total risk–based capital (1)	19.24%	16.32%	16.01%	16.46%
Average equity to average assets	11.83%	11.58%	11.48%	11.49%
Tangible common equity to tangible assets (4)	13.50%	11.56%	11.48%	11.32%

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Selected Performance Ratios:
Net income per basic common share	$0.31	$0.32	$0.20	$0.63	$0.47
Net income per diluted common share	$0.30	$0.31	$0.20	$0.61	$0.46
Net interest margin (2)	4.44%	4.42%	4.37%	4.43%	4.38%
Efficiency ratio (3)	60.29%	60.18%	66.67%	60.24%	65.12%
Non-interest income to average assets	1.17%	1.21%	1.18%	1.17%	1.18%
Non-interest expense to average assets	3.23%	3.27%	3.72%	3.21%	3.54%
Return on average assets	1.31%	1.40%	0.94%	1.34%	1.08%
Return on average equity	10.88%	12.08%	8.13%	11.10%	9.26%
Net charge-offs to average loans	0.04%	0.00%	0.22%	0.02%	0.13%

(2)	Net interest margin is defined as net interest income divided by average earning assets.
(3)
Represents the sum of non-interest expense less merger costs all divided by the sum of net interest income and non-interest income. Merger costs were $615,000 for the three months and six months ended June 30, 2014. There were no merger costs in any period during 2015.

(4)
Represents the sum of total shareholders’ equity less intangible assets all divided by the sum of total assets less intangible assets.  Intangible assets were $727,000, $752,000, $776,000 and $824,000 at June 30, 2015, March 31, 2015, December 31, 2104 and June 30, 2014, respectively.

PEOPLE’S UTAH BANCORP
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	June 30,
(Dollars in thousands, except share data)	2015	2015	2014	2014
ASSETS
Cash and due from banks	$18,465	$18,790	$30,277	$8,061
Interest bearing deposits	113,535	57,839	16,701	62,915
Federal funds sold	5,064	3,449	724	723
Total cash and cash equivalents	137,064	80,078	47,702	71,699
Investment securities:
Available for sale, at fair value	276,398	281,854	295,637	318,053
Held to maturity, at historical cost	37,799	38,496	35,202	33,723
Total investment securities	314,197	320,350	330,839	351,776
Non-marketable equity securities	1,644	2,600	2,628	2,683
Loans held for sale	9,322	16,397	12,272	11,437
Loans:
Loans held for investment	991,422	956,335	940,457	849,039
Less allowance for loan losses	(15,655)	(15,297)	(15,151)	(14,375)
Total loans held for investment, net	975,767	941,038	925,306	834,664
Premises and equipment, net	22,753	22,036	21,608	21,222
Accrued interest receivable	5,338	5,315	5,253	5,103
Deferred income tax assets	7,697	7,190	7,682	7,886
Other real estate owned	615	1,598	1,673	2,074
Bank-owned life insurance	6,749	6,703	6,657	6,564
Other assets	7,713	5,792	5,505	6,129
Total assets	$1,488,859	$1,409,097	$1,367,125	$1,321,237

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing deposits	$387,971	$347,965	$327,075	$310,019
Interest bearing deposits	886,819	885,497	872,158	848,127
Total deposits	1,274,790	1,233,462	1,199,233	1,158,146
Short-term borrowings	2,334	2,122	1,496	1,309
Accrued interest payable	314	329	343	358
Dividends payable	—	—	2,066	1,177
Other liabilities	9,850	9,682	6,328	9,151
Total liabilities	1,287,288	1,245,595	1,209,466	1,170,141
Commitments and contingencies
Shareholders’ equity:
Preferred shares, $0.01 par value	—	—	—	—
Common shares, $0.01 par value	175	148	148	147
Additional paid-in capital	66,425	31,331	31,137	30,679
Retained earnings	134,170	130,393	125,595	119,694
Accumulated other comprehensive income	801	1,630	779	576
Total shareholders’ equity	201,571	163,502	157,659	151,096
Total liabilities and shareholders’ equity	$1,488,859	$1,409,097	$1,367,125	$1,321,237

Common shares outstanding	17,452,101	14,775,721	14,758,407	14,707,656

PEOPLE’S UTAH BANCORP
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
(Dollars in thousands, except share and per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest income
Interest and fees on loans	$14,346	$13,809	$12,469	$28,155	$24,734
Interest and dividends on investments	1,297	1,450	1,668	2,747	3,356
Total interest income	15,643	15,259	14,137	30,902	28,090
Interest expense	740	760	807	1,500	1,639
Net interest income	14,903	14,499	13,330	29,402	26,451
Provision for loan losses	450	150	350	600	500
Net interest income after provision for loan losses	14,453	14,349	12,980	28,802	25,951
Non-interest income
Service charges on deposit accounts	614	643	708	1,257	1,413
Card processing	1,066	1,002	1,063	2,068	2,059
Mortgage banking	2,025	1,772	1,701	3,797	3,035
Other operating	438	727	356	1,165	1,138
Total non-interest income	4,143	4,144	3,828	8,287	7,645
Non-interest expense
Salaries and employee benefits	7,308	7,194	7,038	14,502	13,744
Occupancy, equipment and depreciation	955	990	892	1,945	1,861
Data processing	848	689	772	1,537	1,545
FDIC premiums	191	187	195	378	407
Card processing	534	470	564	1,004	1,066
Other real estate owned	40	17	312	57	318
Marketing and advertising	204	173	177	377	383
Merger-related expenses	—	—	615	—	615
Other	1,403	1,499	1,489	2,902	2,881
Total non-interest expense	11,483	11,219	12,054	22,702	22,820

Income before income tax expense	7,113	7,274	4,754	14,387	10,776
Income tax expense	2,449	2,476	1,693	4,925	3,838
Net income	$4,664	$4,798	$3,061	$9,462	$6,938

Earnings per common share
Basic	$0.31	$0.32	$0.20	$0.63	$0.47
Diluted	$0.30	$0.31	$0.20	$0.61	$0.46

Weighted average common shares outstanding:
Basic	15,197,106	14,770,306	14,646,893	14,984,885	14,637,516
Diluted	15,684,499	15,301,015	15,054,729	15,493,813	15,062,494

PEOPLE’S UTAH BANCORP
AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2015			June 30, 2014
(Dollars in thousands, except footnotes)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Interest earning deposits in other banks and federal funds sold	$53,436	$38	0.29%	$42,220	$34	0.32%
Securities (1)
Taxable securities	235,488	867	1.48%	263,344	1,194	1.82%
Non-taxable securities (2)	77,852	529	2.73%	85,050	593	2.80%
Loans (3) (4)	977,277	14,346	5.89%	829,060	12,469	6.03%
Non-marketable equity securities	2,301	1	0.17%	2,702	—	—%

Total interest earning assets	1,346,354	$15,781	4.70%	1,222,376	$14,290	4.69%

Allowance for loan losses	(15,339)			(14,468)
Non-interest earning assets	93,301			93,327

Total average assets	$1,424,316			$1,301,235

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest bearing deposits:
Demand and savings accounts	$555,401	$385	0.28%	$499,425	$371	0.30%
Money market accounts	138,153	78	0.23%	134,865	75	0.22%
Certificates of deposit, under $100,000	108,148	110	0.41%	116,139	144	0.50%
Certificates of deposit, $100,000 and over	84,089	166	0.79%	92,522	217	0.94%

Total interest bearing deposits	885,791	739	0.33%	842,951	807	0.38%
Short-term borrowings	2,271	1	0.18%	1,266	—	—%

Total interest bearing liabilities	888,062	$740	0.33%	844,217	$807	0.38%

Other non-interest bearing liabilities	364,355			306,005
Shareholders’ equity	171,899			151,013

Total average liabilities and shareholders’ equity	$1,424,316			$1,301,235

Net interest income (tax-equivalent)		$15,041			$13,483

Interest rate spread (tax-equivalent)			4.37%			4.31%

Net interest margin (tax-equivalent) (5)			4.48%			4.42%

PEOPLE’S UTAH BANCORP
AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2015			June 30, 2014
(Dollars in thousands, except footnotes)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Interest earning deposits in other banks and federal funds sold	$53,672	$65	0.24%	$51,046	$74	0.29%
Securities (1)
Taxable securities	241,419	1,890	1.58%	257,093	2,394	1.88%
Non-taxable securities (2)	77,277	1,067	2.78%	83,569	1,197	2.89%
Loans (3) (4)	963,058	28,155	5.90%	824,687	24,734	6.05%
Non-marketable equity securities	2,460	2	0.16%	2,715	1	0.07%

Total interest earning assets	1,337,886	$31,179	4.70%	1,219,110	$28,400	4.70%

Allowance for loan losses	(15,290)			(14,518)
Non-interest earning assets	85,192			93,819

Total average assets	$1,407,788			$1,298,411

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest bearing deposits:
Demand and savings accounts	$548,372	$758	0.28%	$502,882	$738	0.30%
Money market accounts	139,372	157	0.23%	133,199	148	0.22%
Certificates of deposit, under $100,000	109,697	234	0.43%	117,575	305	0.52%
Certificates of deposit, $100,000 and over	86,155	349	0.82%	93,192	447	0.97%

Total interest bearing deposits	883,596	1,498	0.34%	846,848	1,638	0.39%
Short-term borrowings	1,978	2	0.20%	1,220	1	0.17%

Total interest bearing liabilities	885,574	$1,500	0.34%	848,068	$1,639	0.39%

Other non-interest bearing liabilities	355,689			301,220
Shareholders’ equity	166,525			149,123

Total average liabilities and shareholders’ equity	$1,407,788			$1,298,411

Net interest income (tax-equivalent)		$29,679			$26,761

Interest rate spread (tax-equivalent)			4.36%			4.31%

Net interest margin (tax-equivalent) (5)			4.47%			4.43%

(1)
Excludes average unrealized gains of $2.6 million and $378,000 for the three months ended June 30, 2015 and 2014, respectively, and $2.2 million and $85,000 for the six months ended June 30, 2015 and 2014, respectively, which are included in non-interest earning assets.

(2)
Calculated on a fully tax equivalent basis using an assumed tax rate of 35%, which includes federal tax benefits relating to income earned on municipal securities totaling $137,000 and $153,000 for the three months ended June 30, 2015 and 2014, respectively, and $277,000 and $310,000 for the six months ended June 30, 2015 and 2014, respectively.

(3)
Loan interest income includes loan fees of $3.2 million and $2.4 million for the three months ended June 30, 2015 and 2014, respectively, and $2.1 million and $1.6 million for the six months ended June 30, 2015 and 2014, respectively.

(4)
Average loans do not include average non-accrual loans of $7.4 million and $10.3 million for the three months ended June 30, 2015 and 2014, respectively, and $7.2 million and $12.2 million for six months ended June 30, 2015 and 2014, respectively, which are included in non-interest earning assets.

(5)	Net interest margin is computed by dividing net interest income by average interest earning assets.

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